EXHIBIT 10.23

EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT is made as of December 31, 2008 by and between Jeffrey Scott Musser ("Employee") and Expeditors International of Washington, Inc., a Washington corporation ("Employer"), which amends and restates the employment agreement dated April 1, 2005. In consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

1.     Employment.

(a) In connection with the election of Employee to the office of Senior Vice President and Chief Information Officer and for other good and lawful consideration as set forth herein, Employee's compensation and terms of employment shall be as set forth in this Agreement.

(b) Employee agrees to render services to the best of his ability on a full-time basis during the term of this Agreement, and shall perform such duties as the Board of Directors of Employer or Employee's immediate supervisor shall from time to time direct.

2.     Term. Subject to Employer's right to terminate Employee's employment at the pleasure of its Board of Directors as set forth in Paragraph 6 below, this Agreement shall commence on the date first set forth above and end with the date of the next annual meeting of the Board of Directors (the "Initial Term"). The term of this Agreement shall be automatically extended for additional twelve (12) month terms in the event that the Employee shall be elected or re-elected as an executive officer at a subsequent annual meeting of the Board of Directors. This Agreement shall not be automatically extended and shall expire in the event that either party hereto shall have given written notice to the other at least thirty (30) days prior to the expiration of the Initial Term, or any subsequent term, of intent to terminate this Agreement.

3.     Compensation. For all services rendered by Employee under this Agreement, Employee shall receive base salary and incentive compensation, as established from time to time by the Compensation Committee of the Board of Directors. Employee's title and other benefits will be subject to reasonable adjustment by action of Employer's Board of Directors.

4.     Benefits. During the term of employment hereunder, Employee shall be entitled to participate fully in any policies which Employer may adopt generally for employees including policies for vacation, holidays, paid sick leave, group medical, life insurance and other employee benefits. Employer shall pay or reimburse Employee for all reasonable travel and other expenses incurred or paid by Employee in connection with the performance of services under this Agreement upon presentation of expense vouchers and such other supporting information as Employer may from time to time reasonably request.

5.     Warranties. Employee represents to Employer that Employee is free to enter into this Agreement and that Employee has no commitment, arrangement or understanding to or with any third party which restrains or is in conflict with this Agreement which would operate to prevent Employee from performing the services which Employee has agreed to provide.

6.     Termination.

(a)     For Cause. Employer may terminate Employee's employment hereunder upon two (2) days prior written notice to Employee for cause, and the salary and all other compensation referred to above shall cease upon the effective date of any such termination for cause. As used herein, the term "cause" shall mean any act of Employee, which in the reasonable judgment of Employer's Board of Directors, constitutes dishonesty, larceny, fraud, deceit, gross negligence, a crime involving moral turpitude, willful misrepresentation to shareholders, directors or officers, or a material breach of this Agreement. In the event that employment is terminated for cause and upon two (2) days prior written notice, Employer may elect to extend the provisions of Paragraph 8 for a period of six (6) months from the effective date of the termination for cause in exchange for a lump sum payment to the Employee. Such lump sum payment shall be calculated as six (6) times Employee's latest monthly Base Salary, and will be made no later than March 15 of the calendar year following the calendar year in which the Employer makes such election. Base Salary as used herein shall exclude any incentive or bonus compensation, any monthly automobile allowance, and any other benefit or reimbursement.

(b)     Without Cause. Employer may terminate Employee's employment at any time upon fifteen (15) days prior written notice and without cause; provided, that Employee shall receive as his sole remedy for such termination, a lump sum payment equal to one half (l/2) of the Total Cash Compensation paid to the Employee in the preceding twelve (12) month period and the provisions of Paragraph 8 shall be extended for a period of six (6) months from the effective date of the termination without cause. Total Cash Compensation as used herein includes Base Salary, any incentive or bonus compensation, and any monthly automobile allowance, but shall exclude any other benefit or expense reimbursement. The payment will be paid to the Employee and will be made no later than March 15 of the calendar year following the calendar of the Employee's termination of employment.

(c)     Resignation. In the event that Employee shall resign or otherwise refuse to continue to provide services to the Employer, the salary and all other compensation referred to above shall cease. Within thirty (30) days of the effective date of the resignation, Employer may give Employee written notice of intent to extend the provisions of Paragraph 8 for a period of six (6) months from the effective date of the resignation in exchange for a lump sum payment to the Employee. Such lump sum payment shall be calculated as six (6) times Employee's latest monthly Base Salary, and will be made no later than March 15 of the calendar year following the calendar year in which the Employer makes such election. Provided however, that the Employee shall have the option to reject any extension of the provisions of Paragraph 8 in the event that the resignation shall have been tendered anytime during the period beginning with a public announcement of a pending Change in Control Event (as defined below) and ending one year following the effective date of the completed transaction or on the date of the public announcement of the termination of the proposed transaction. The Employee shall make a timely rejection of the extension of the provisions of Paragraph 8 by returning the lump sum payment and sending written notice of rejection within fourteen days of receipt. For purposes of this Agreement, "Change in Control Event" shall mean either one of the following: (i) when any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (other than the Employer, a subsidiary thereof or an employee benefit plan of the Employer, including any trustee of such plan acting as trustee) becomes the "beneficial owner" (as defined in Rule !3d-3 under the Exchange Act), directly or indirectly, of securities of the Employer representing fifty percent (50%) or more of the combined voting power of the Employer's then outstanding securities; or (ii) the occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Employer or the merger of the Employer with or into another corporation.

(d)     Death or Disability. This Agreement and Employee's employment and compensation shall in any event terminate upon the death of Employee or the inability of Employee to perform the duties and functions of his position for a period of ninety (90) consecutive days due to sickness, disability or any other cause beyond his control, unless Employer grants Employee a leave of absence with or without all or a portion of his salary or other benefits, as may be specified.

7.     Confidential Information. Employee recognizes that Employer's business and the business of other affiliates depend upon the use and protection of a large body of confidential and proprietary information now existing or to be developed in the future which will be referred to in this Agreement as "Confidential Trade Information." Employee intends that the meaning of Confidential Trade Information in this Agreement will be read as broadly as possible to include all information of any sort (whether merely remembered or embodied in a tangible medium) which is related to Employer's business and the business of corporations affiliated with Employer or any of their potential future business and which is not generally and publicly known. Without limiting the foregoing, Employee agrees that the customer lists and lists of contracts and potential customers of Employer and its affiliates are and will be a part of the Confidential Trade Information. Employee agrees to protect and preserve as confidential during the term hereof, and at all times after its termination or expiration, all of the Confidential Trade Information at any time known to Employee or at any time in Employee's possession or control. Employee will neither use nor allow any other person or entity (including entities partially or wholly owned by Employee) to use in any way, except for the benefit of Employer and as directed by Employer, any of the Confidential Trade Information. Employee will, prior to or upon leaving employment with Employer, deliver to Employer any and all records, items, and media of any type (including all partial or complete copies or duplicates) containing or otherwise relating to any of the Confidential Trade Information, whether prepared or acquired by or provided to Employee. Employee acknowledges that all such records, items and media are at all times and shall remain the property of Employer.

8.     Covenant Not to Compete. During the term of this Agreement or for a six (6) month extension as provided in Paragraph 6, Employee hereby agrees that he will not directly or indirectly enter into the employment of, render any service or assistance to or acquire any interest whatsoever, whether as an individual proprietor, partner, associate, officer, director, consultant, trustee or otherwise, in any business, trade or occupation in competition with the business of Employer within one hundred fifty (!50) miles of any office of Employer or any affiliate of Employer. Without limiting the foregoing, Employee also agrees that he will not, during said period, cause or attempt to cause or induce any employee of Employer to leave the employment of Employer, or call on or otherwise solicit business from any of the customers of Employer which, at the time of termination of his employment, were listed (or ought to have been listed) in Employer's records, in respect of any service or product that competes directly or indirectly with any service provided or marketed by or actually under the development or active consideration by Employer at the time of Employee's termination.

9.     Remedies. Employee agrees that damages for breach of his covenants under Paragraphs 7 and 8 above will be difficult to determine and probably inadequate to remedy the harm caused thereby and therefor consents that these covenants may be enforced by temporary or permanent injunction. Such injunctive relief shall be in addition and not in place of any other remedies available at law or equity. Employee further agrees that profits made in violation of these covenants shall be held in constructive trust for Employer. Employee acknowledges that the provisions of this Paragraph and such covenants are reasonable, that any lump sum payment made under Paragraph 6 would be adequate compensation under the circumstances, and that in any event Employee is capable of gainful employment without breaching such covenants. However, should any court or tribunal ever find that any provision of such covenants are illegal or unenforceable on the grounds of unreasonableness whether in period of time, geographical area or otherwise, then in that event the parties agree that such covenants shall be inte1preted and enforced to the maximum extent which the court or tribunal deems reasonable. For purpose of this Paragraph and Paragraphs 7 and 8 of this Agreement, the term "Employer" shall include any subsidiary, agent or other affiliate of Employer.

10.     Entire Agreement; Modification. The provisions contained herein constitute the entire Agreement between the parties with respect to the subject matter hereof and any waiver, alteration or modification of any provisions of this Agreement, or the replacement of this Agreement shall not be valid unless in writing and signed by all the parties signing hereunder.

11.     Dispute Settlement. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. Any such arbitration shall be conducted before a panel of three (3) arbitrators, of which each Party shall select one arbitrator and such two arbitrators shall select a third. All decisions of the arbitration panel shall be taken by majority vote. Any such arbitration shall take place in Seattle, Washington, U.S.A.

12.     Agreement Not Assignable. Employee may not assign any of his rights or delegate any of his duties hereunder. Employer may assign this Agreement and delegate its duties hereunder to any of its affiliates at any time owned by, owning or under common ownership, provided that Employee shall remain assigned to the business conducted by Employer or its successors.

13.     No Waiver. No waiver of the terms or provisions hereof shall be valid unless in writing signed by the party against which the enforcement of such waiver is sought, nor shall any waiver or failure to enforce any right hereunder be deemed to be a waiver of the same or any other right in any other instance.

14.     Successors. Subject to the restriction on assignment and delegation set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns and personal representatives.

Signed by the parties as of the date first written above.

EXPEDITORS INTERNATIONAL OF
WASHINGTON, INC.

By    /s/ Peter J. Rose 12/31/08

Its    C.E.O.

Employee Name: Jeffrey Scott Musser

Signature: /s/ Jeffrey Musser